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Consent of Independent Auditors

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 31, 1996, included in Boddie-Noell Properties, Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our firm included in this registration statement. As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.

                                             /s/ Arthur Andersen LLP
                                             -----------------------
                                                 Arthur Andersen LLP

Charlotte, North Carolina,
    December 12, 1997.